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                                                                     Exhibit (i)
                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                                  July 2, 2004
ING Partners, Inc.
151 Farmington Ave.
Hartford, Connecticut 06156-8962

RE: ING Partners, Inc. - Shares of Common Stock
    -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ING Partners, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 14 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Amendment seeks to register an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the following series ("Portfolios") and share classes ("Classes") of the Fund:

Portfolio and Class                                         Authorized Shares
-------------------                                         -----------------

ING Fidelity(R)VIP Contrafund(R)Portfolio - Adviser Class         100,000,000
ING Fidelity(R)VIP Contrafund(R)Portfolio - Service Class         100,000,000
ING Fidelity(R)VIP Growth Portfolio - Adviser Class               100,000,000
ING Fidelity(R)VIP Growth Portfolio - Service Class               100,000,000
ING Fidelity(R)VIP Equity Income Portfolio - Adviser Class        100,000,000
ING Fidelity(R)VIP Equity Income Portfolio - Service Class        100,000,000
ING Fidelity(R)VIP Mid Cap Portfolio - Adviser Class              100,000,000
ING Fidelity(R)VIP Mid Cap Portfolio - Service Class              100,000,000

         We have reviewed the Fund's Articles of Incorporation as amended and supplemented through the date hereof (the "Articles of Incorporation"), ByLaws (the "ByLaws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate.

         This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

         We have also assumed the following for this opinion:

         1. The Shares will be issued in accordance with the Fund's Articles of Incorporation and ByLaws and resolutions of the Fund's Board of Directors and shareholders relating to the creation, authorization and issuance of the Shares.

         2. The Shares will be issued against consideration therefor as described in the applicable Fund prospectus, and such consideration will have been at least equal to the applicable net asset value and the applicable par value.

         3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Portfolio and Class.

         On the basis of the foregoing, it is our opinion that the Shares will be validly and legally issued, fully paid and non-assessable by the Fund.

         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 14 to the Fund's Registration Statement on Form N-1A.

                                Very truly yours,

                                DRINKER BIDDLE & REATH LLP
ACT/MJR